UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices)

(760) 431-9286

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On April 8, 2021, Alphatec Holdings, Inc. (the “Company”) issued a press release announcing selected preliminary unaudited financial information for the quarter ended March 31, 2021 (the “Press Release”).  The Company has not finalized its financial statement closing process for the quarter ended March 31, 2021.  As a result, the information in the Press Release is preliminary and based upon information available to the Company as of the date of the Press Release. During the course of the Company’s closing process, items may be identified that would require the Company to make adjustments, which may be material, and as a result, the estimates included in the Press Release are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Items 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2021, the Company appointed J. Todd Koning, age 48, as Executive Vice President and Chief Financial Officer, effective as of April 19, 2021 (the “Effective Date”).

Mr. Koning most recently served as Senior Vice President, Finance (since 2018) and Chief Accounting Officer (since 2020) at Masimo Corporation, a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies. Prior to his roles at Masimo, Mr. Koning was the Vice President, Finance at NuVasive, Inc. from 2016 to 2018, where he spent the majority of his tenure abroad as the International CFO and partnered with the head of Global Commercial to lead the global commercial organization. Prior to joining NuVasive, Mr. Koning was the Vice President, Finance and Human Resources at Ellipse Technologies from 2014 until its acquisition by NuVasive in 2016. Prior to joining Ellipse, Mr. Koning served in various roles of increasing responsibility, based both domestically and internationally, with Boston Scientific from 2006 to 2014 and, before that, Guidant Corporation from 2001 to 2006.  Mr. Koning holds an M.B.A. from Purdue University and a B.S. in Engineering from Michigan State University.

In connection with his appointment, the Company entered into an employment letter agreement with Mr. Koning, effective as of the Effective Date, setting forth Mr. Koning’s compensation and certain other terms. Mr. Koning’s employment is at-will. Pursuant to his employment letter agreement, Mr. Koning will be paid an initial annual base salary of $410,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Company’s Board of Directors (the “Board”) and Chief Executive Officer each fiscal year. Mr. Koning is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses incurred in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on the Effective Date, and as an “employment inducement” award under the Company’s 2016 Employment Inducement Award Plan (as amended, the “Inducement Plan”), Mr. Koning will receive restricted stock units (“RSUs”) as follows:  150,000 RSUs of the Company’s common stock to vest in four equal annual installments on each of the first four anniversaries of the Effective Date; 40,000 RSUs of the Company’s common stock to vest in three equal annual installments on each of the first three anniversaries of the Effective Date; and 10,000 Performance RSUs of the Company’s common stock to vest in three equal annual installments on each of the first three anniversaries of the Effective Date, with such Performance RSUs leveraging from 0% to 500%, based on the achievement of pre-defined metrics set by the Compensation Committee of the Board.  Each of the foregoing inducement awards are conditioned upon Mr. Koning remaining continuously employed by the Company as of each such vesting date. In addition, the RSUs (including the Performance RSUs) will vest fully upon a change of control (as defined in the Inducement Plan) of the Company.

The Company and Mr. Koning also entered into a severance agreement and a change in control agreement, each effective as of the Effective Date. The severance agreement provides that in the event Mr. Koning’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times his regular annual base salary; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Koning at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Koning’s employment is terminated without cause or for good reason (as defined in the agreement)  and such termination occurs within 24 months following a change in control (as defined in the change in control agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (1) a lump-sum cash severance payment in an amount equal to the sum of (a) one times Mr. Koning’s annual compensation; plus (b) the product of (x) Mr. Koning’s long-term incentive award value, multiplied by (y) a fraction, the numerator of which is the number of full and partial calendar months, not to exceed six, between January 1 of the year of separation from service and the date of Mr. Koning’s Separation from Service and the denominator of which is twelve (12); plus (c) the product of (x) the greater of (A) Mr. Koning’s target annual bonus amount for the year in which the separation from service occurs, or (B) the highest annual bonus paid to Mr. Koning out of the three (3) prior bonuses paid to him prior to his separation from service, multiplied by (y) a fraction, the numerator of which is the number of full and partial calendar months between January 1 of the year of separation from service and the date of Mr. Koning’s separation from service and the denominator of which is twelve (12); and (2) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 12 months; and (3) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (4) the post-termination exercise period for any vested stock options held by Mr. Koning at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period.

There are no family relationships between Mr. Koning and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Koning will succeed Jeffrey G. Black, the Company’s Executive Vice President and Chief Financial Officer, who notified the Company on April 5, 2021 of his resignation from that position upon the effectiveness of Mr. Koning’s appointment.  Mr. Black will remain with the Company through April 30, 2021 to aid in the transition.

The Company announced the appointment of Mr. Koning in the Press Release furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The foregoing description of the employment letter agreement, severance agreement, and change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 10.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement by and among J. Todd Koning, Alphatec Spine, Inc., and Alphatec Holdings, Inc., effective as of April 19, 2021
99.1	Press Release, dated April 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2021	ALPHATEC HOLDINGS, INC.

	By:	/s/ Craig E. Hunsaker
	Name:	Craig E. Hunsaker
	Its:	Executive Vice President and General Counsel